Exhibit 99.1

PHH CORPORATION ANNOUNCES COMPLETION OF ITS
TENDER OFFER FOR 9¼% SENIOR NOTES DUE 2016

Mt. Laurel, NJ — September 4, 2013 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) announced today the final results of its previously announced tender offer (the “Tender Offer”) for up to $350 million aggregate principal amount of its outstanding 9¼% Senior Notes due 2016 (the “2016 Notes”). The Tender Offer expired at 11:59 p.m., New York City time, on September 3, 2013 (the “Offer Expiration Date”). The Company has been advised by the tender agent that as of the Offer Expiration Date, a total of approximately $280 million aggregate principal amount of the 2016 Notes (representing approximately 62% of the 2016 Notes outstanding as of the commencement of the Tender Offer) had been tendered.

The Company previously announced the completion of its solicitation of consents (the “Consent Solicitation”) for certain proposed amendments to modify the covenants in the indenture governing the 2016 Notes to conform them with the covenants in the indenture governing the Company’s 7.375% Senior Notes due 2019. The Consent Solicitation expired at 5:00 p.m., New York City time, on August 19, 2013 (the “Consent Expiration Date”). As previously announced, the Company received the requisite consents and, as a result, entered into a supplemental indenture, dated as of August 20, 2013, to effect the proposed amendments.

Holders of 2016 Notes who properly tendered after the Consent Expiration Date and on or prior to the Offer Expiration Date received $1,180 per $1,000 in principal amount of 2016 Notes (the “Total Consideration”), plus accrued and unpaid interest from the last interest payment date to, but not including, the final settlement date, which occurred today. In addition, holders of 2016 Notes who properly tendered and delivered consents on or prior to the Consent Expiration Date, but a portion of whose tendered 2016 Notes were not purchased on the early settlement date, which occurred on August 20, 2013, due to proration, also received the Total Consideration plus accrued interest for all of such prorated 2016 Notes. Following the Tender Offer, approximately $170 million aggregate principal amount of 2016 Notes remain outstanding.

Citigroup Global Markets Inc., Barclays Capital Inc. and BofA Merrill Lynch acted as dealer managers and solicitation agents for the Tender Offer and the Consent Solicitation. The tender agent and information agent was Global Bondholder Services Corporation.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the largest originators and servicers of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH is dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)   Inside Mortgage Finance, Copyright 2013.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Dico Akseraylian

dico.akseraylian@phh.com

410-771-2038

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